Exhibit 99.1

Zoned Properties Reports Third Quarter 2022 Financial Results

100% Revenue Growth in Real Estate Services Year-over-Year for Nine-Months Ended September 30, 2022

60% Total Revenue Growth Year-over-Year for Nine-Months Ended September 30, 2022

Secured $4.5 Million Debt Facility Provides Initial Buying Power for New Property Acquisitions

SCOTTSDALE, Ariz., November 10, 2022 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries, including legalized cannabis, today announced the Company’s financial results for the third quarter and nine months ended September 30, 2022.

“The Zoned Properties pipeline and capital engine has been turned on. As our team executes on expanding the Company’s national services and securing new property investments and acquisitions, we believe Zoned Properties will see a material increase in shareholder value as a result of the continued fueling of our pipeline and capital engine,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties.

“Over the past few years we have focused heavily on building a strong foundation of real estate services. This is absolutely essential to fuel a strong pipeline of property investment and acquisition targets. In a heavily regulated space with extreme complexity, it is vital that any property investment team maintains a direct connection to marketplace activity. We believe Zoned Properties is extremely well positioned to begin aggressively pursuing market share and to deploy capital into attractive real estate investment and acquisition targets.”

Nine Months Ended September 30, 2022 Financial Results

●	Revenues were $2,052,341 for the nine months ended September 30, 2022, compared to $1,283,274 for the nine months ended September 30, 2021, an increase of 59.9%.

●	Operating expenses were $2,097,290 for the nine months ended September 30, 2022, compared to $1,240,440 for the nine months ended September 30, 2021, an increase of 69.1%.

●	The Company reported a net loss of $142,087 for the nine months ended September 30, 2022, as compared to a net loss of $54,236 for the nine months ended September 30, 2021.

●	The Company had cash of $842,115 as of September 30, 2022, compared to $1,191,940 as of December 31, 2021, a decrease of $349,825 primarily reflecting a $50,000 investment in equity securities, the payment of deferred offering costs associated with our debt facility of $176,472, the repayment of notes payable of $20,000, and a lease incentive payment to our tenant of $500,000, offset by cash provided by operations of $398,311.

●	The Company reported net cash provided by operating activities of $398,311 for the nine months ended September 30, 2022.

Third Quarter Ended September 30, 2022 Financial Results

●	Revenues were $614,988 for the third quarter ended September 30, 2022, compared to $387,365 for the third quarter ended September 30, 2021, an increase of 58.8%.

●	Operating expenses were $660,251 for the third quarter ended September 30, 2022, compared to $440,816 for the third quarter ended September 30, 2021, an increase of 49.8%.

●	The Company reported a net loss of $77,328 for the third quarter ended September 30, 2022, as compared to a net loss of $95,495 for the third quarter ended September 30, 2021.

Management Discussion and Company Highlights

Zoned Properties has developed a full spectrum of integrated growth services to support its commercial real estate development model; the Company’s Property Technology (“PropTech”), Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive value associated with complex real estate projects. The Company has differentiated its services into two categories: Real Estate Services (PropTech, Advisory, and Brokerage) and Property Investment Portfolio.

●	Zoned Properties Real Estate Services

o	Zoned Properties Property Technology: We believe PropTech will become a significant driver of growth in regulated real estate marketplaces, especially the regulated cannabis industry. We have recently invested, partnered with, and identified a range of PropTech platforms to establish a robust tech-stack for real estate services, including investments into Rezone (Zoneomics) and Greenspace Pro (AnamiTech). We expect our Property Technology division to create efficient and effective pathways for the national scale of our real estate services and investment opportunities.

o	Zoned Properties Advisory Services: The Company continues to expand its advisory services team and client-base in new state markets across the nation, strengthening the Zoned Properties network that specializes in commercial real estate solutions for the regulated cannabis industry. The Advisory Services division has been engaged in a dozen state markets, having worked on hundreds of cannabis site projects. We expect our Advisory Services division to continue to engage with a wide range of Multi-State Operators (MSOs), Single-State Operators (SSOs), Social Equity Operators (SEOs), and real estate owners and investors; strengthening our client roster as we scale nationally into existing and new state markets.

o	Zoned Properties Commercial Brokerage: The Company launched its in-house commercial brokerage in June 2021. Since inception, the brokerage team has created brokerage partnerships and engaged with clients across the nation, having closed over $50 million worth of real estate transactions for our clients and earning over $1 million in commission revenue. Our brokerage team has been engaged on listing projects representing more than 1.5 million square feet of commercial real estate for cannabis dispensaries, cultivation, processing, and warehouse facilities across the nation. The Commercial Brokerage division now has active Brokerage teams in Arizona, Mississippi, and Alabama, and anticipates activating Florida by the end of the year. We expect our Commercial Brokerage division to execute on its nation growth strategy to establish Zoned Properties brokerage partnerships or brokerage offices in new state markets creating service access to the national cannabis marketplace.

●	Zoned Properties Property Investment Portfolio

o	Zoned Properties owns properties within its Property Investment Portfolio that are leased to regulated cannabis operators. As of September 2022, the Company’s Property Investment Portfolio produces $1.83 million annually in triple-net, passive rental revenue, and is expected to yield over $30 million in cash flow over the life of its contracted lease agreements. In July 2022, the Company secured an initial debt facility of $4.5 million, creating buying power for new property acquisitions to expand our Property Investment Portfolio. The $4.5 million debt facility was secured against the Company’s Tempe Property at a 50% Loan-to-Value. The Company’s Tempe Property represents approximately 33% of annual rental revenue. We expect our Property Investment Portfolio to grow commensurate with our buying power over the next few quarters as our team pursues prospective investments and acquisitions for both stabilized properties with operating tenants and pre-operating development projects. The Company believes a balance of both debt and equity in buying power, and also stabilized properties and development projects in acquisition targeting, will create the most opportune risk-reward profile for Zoned Properties and its shareholders.

Recent & Upcoming Company Event Participation

●	October 27, 2022: OTC Markets KCSA Virtual Cannabis Conference

●	November 17, 2022: MJBiz Conference; Las Vegas

●	November 30, 2022: BisNOW National Cannabis CRE Virtual Event

●	December 07, 2022: Planet MicroCap Showcase Virtual Event

●	December 08, 2022: Globe St. Industrial Conference; Scottsdale, AZ

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including legalized cannabis. The Company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development model; the Company’s Property Technology, Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Business Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties’ corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com

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